Exhibit 10.17

Xiangjiang Financial Center

Supplementary Agreement to Lease Contract

Lessor (Party A): Shenzhen Xiangjiang Supply Chain Management Co., Ltd.

Address: Xiangjiang Financial Building, Block 03, Unit 19, Mawan, Shenzhen Hong Kong Cooperation Zone, Qianhai, Shenzhen

Legal Representative: Zhai Zengtai

Entrusted Agent:

Contact Phone: 0755-88988888

Lessee (Party B): Shenzhen Lohas Supply Chain Management Co., Ltd.

Address: Room 303, Building 7, Nanshan Garden, No.118 Nanshan Street, Qianhai Road, Nanshan District, Shenzhen

Legal Representative: Zhang Yanyue

Entrusted Agent:

Contact Phone: 18665989188

Guarantee: Zhang Yanyue

ID Card No./Business License Number:

According to the Contract Law of the People’s Republic of China and relevant laws and regulations, on the basis of Shenzhen Municipal Housing Lease Contract signed on August 10, 2020 (hereinafter referred to as the Lease Contract), and in order to further clarify the rights and obligations of both parties, both parties have reached a friendly consensus and signed this Agreement for credit.

Article 1 Leased Unit and Area

1.1 Party A agrees to lease to Party B the Unit 2213 and 2214B (hereinafter referred to as the “Leased Unit”, the location of which is indicated in the Figure in Annex I, and the location diagram is only used for location determination and convenient identification) located in the office building (hereinafter referred to as the “Building”).

1.2 The building area of the Leased Unit is 246.5 square meters, which will be used as the basis for calculating rent, management fees and other expenses. The building area shall be subject to the final surveying and mapping report area.

Article 2 Lease Term

The lease term of Party B for the Leased Unit shall be from August 10, 2020 to August 9, 2023, starting from the actual delivery date of Party A.

Article 3 Use of Leased Unit

3.1 Party A leases the Leased Unit to Party B for office use.

3.2 If Party B uses the Leased Unit for purposes other than office work, it must obtain the written consent of Party A, go through the formalities of approval for changing the use of the unit according to the provisions of relevant laws and regulations, and ensure compliance with the relevant national fire safety regulations.

Article 4 Property Delivery and Delivery Standards

4.1 Property delivery date: Party A shall deliver the Leased Unit to Party B before August 10. The final delivery time of the Leased Unit shall prevail. If the unit is delayed due to Party A’s reasons, the starting time of the lease term shall be postponed accordingly, and the delivery time when Party A sends a written notice to Party B shall prevail. If Party B fails to go through the delivery formalities and sign the Delivery Confirmation within the time notified by Party A in writing, the lease term shall start from the date when Party A issues the written notice, and the rent shall be calculated according to that time.

4.2 Property delivery inspection: Party B and Party A or the building property management personnel entrusted by Party A shall clearly inspect the Leased Unit, as well as its ancillary facilities, decorative materials, other articles and public facilities on site, and jointly confirm and sign the Unit Delivery Confirmation.

4.3 Party B shall go through the delivery formalities before the lease commencement date of this Agreement, otherwise, Party A has the right to take the lease commencement date of this Agreement as the delivery date and collect relevant expenses.

4.4 Delivery standards of Leased Unit: See Annex II of this Agreement for details.

Article 5 Rent and Payment

5.1 Both parties agree that the monthly rent (√ will □ will not) increase during the lease term of this Agreement. i.e.:

Lease term	Rent standard (yuan/square meter/month)	Monthly rent (yuan)	Total rent (yuan)	Rent excluding tax (yuan)	VAT amount (RMB)
2020-08-10 through 2021-08-09	140.00	34,510.00	414,120.00	394,400.00	19,720.00
2021-08-10 through 2022-08-09	140.00	34,510.00	414,120.00	394,400.00	19,720.00
2022-08-10 through 2023-08-09	147.00	36,235.50	434,826.00	414,120.00	20,706.00
/ through /	/	/	/	/	/
/ through /	/	/	/	/	/
/ through /	/	/	/	/	/
/ through /	/	/	/	/	/
/ through /	/	/	/	/	/
Total	/	/	1,263,066.00	1,202,920.00	60,146.00

5.2 Both parties agree to pay the rent according to the following methods:

5.2.1 The rent during the period from 2020-08-10 to 2021-07-31 is RMB 402,616.70 yuan, which is paid by 12 installments as follows:

Schedule of Rent Installments
Number of phases	Payment time	Paid amount
Phase I	2020-08-10	34,510.00
Phase II	2020-09-05	23,006.70
Phase III	2020-10-05	34,510.00
Phase IV	2020-11-05	34,510.00
Phase V	2020-12-05	34,510.00
Phase VI	2021-01-05	34,510.00
Phase VII	2021-02-05	34,510.00
Phase VIII	2021-03-05	34,510.00
Phase IX	2021-04-05	34,510.00
Phase X	2021-05-05	34,510.00
Phase XI	2021-06-05	34,510.00
Phase XII	2021-07-05	34,510.00
Total	/	402,616.70

5.2.2 The rent from 2021-08-01 to 2023-08-09 shall be paid monthly, and Party B shall pay the rent of the current month before the fifth day of each month (if that day is a national statutory holiday, the first working day after that holiday is the due payment date, the same below).

5.2.3 After Party B pays the rent, Party A shall issue the corresponding invoice or receipt to Party B.

5.3 The above rent does not include the management fees to be paid by Party B and all other expenses incurred by Party B in using the Leased Unit (including but not limited to water, electricity, telephone, air-conditioning and trunking shaft occupation fees, etc.), and the relevant expense standards will be based on the standards announced by the property management company after being calculated according to relevant government policies, industry norms and the cost calculation of the property management company.

5.4 Party A’s collection account is as follows:

Company Name: Shenzhen Xiangjiang Supply Chain Management Co., Ltd.

Bank of Deposit: China Merchants Bank Shenzhen Sungang Sub-branch

RMB Account Number:

If Party B converts the rent, management fee, security deposit, deposit and other expenses priced in RMB in this Agreement into foreign currencies such as Hong Kong dollars and US dollars for payment, the exchange rate shall be subject to the middle rate announced by Bank of China on the actual payment date of Party B. If payment is delayed, Party A shall enjoy the gains from exchange rate changes and Party B shall bear the risks.

Article 6 Lease Security Deposit

6.1 When this Agreement is signed, Party B shall pay Party A the lease security deposit, i.e. RMB 69020 Yuan (in words: Sixty-Nine Thousand and Twenty Yuan only), and Party A shall issue a receipt of the lease security deposit to Party B.

6.2 The lease security deposit is not the rent, management fee or other expenses paid in advance by Party B, but only the guarantee for Party B to perform the obligations agreed in this Agreement. The scope of guarantee includes all debts incurred by Party B due to the performance of this Agreement, such as rent, property service fees and liquidated damages.

6.3 The lease security deposit shall not be used as the rent, management fee, electricity fee or other expenses owed by Party B at any time during the lease term. However, Party A has the right to deduct and offset any rent, property management fees, other expenses, and other payables (including but not limited to liquidated damages, overdue liquidated damages, other damages, etc.) payable and unpaid by Party B, or compensation for damage caused to Party A due to the actions of Party B and Party B’s staff, but Party A shall notify Party B after deduction or offset. Party B shall make up the insufficient margin within three working days after receiving Party A’s notice. Otherwise, Party A has the right to collect overdue penalty at one thousandth of the unpaid amount of the lease security deposit every day and terminate this Agreement, and Party B shall bear the liability for breach of contract in accordance with this Agreement. If Party B disagrees with Party A’s deduction or offset, it shall make up for it first, and then solve it through corresponding legal procedures.

6.4 Upon the expiration of the lease term, if Party B has paid all the rent and other fees payable without any breach of contract, Party A shall return the lease security deposit to Party B in one lump sum without interest within 30 days after Party B returns the Leased Unit to Party A according to the requirements stipulated in Article 14 of this Agreement, and provide Party A with the certificate of cancellation (or change of address) of business license as well as the original receipt of security deposit according to this Agreement. If Party B fails to collect the security deposit within two years after the termination of this Agreement, Party B shall be deemed to have voluntarily waived the collection of the security deposit.

Article 7 Property Management Fees and Other Related Expenses

7.1 Party A entrusts Shenzhen Branch of Guangzhou Xiangjiang Property Management Co., Ltd (hereinafter referred to as Property Management Company) to provide property management for the Leased Unit, and Party B has no objection to this and agrees to pay property management fees to the Property Management Company according to the building area of the Leased Unit every month. Before July 1, 2022, the monthly property management fee is RMB 22 yuan/m2/month, i.e. the total monthly management fee is RMB 5423 yuan (in words: Five Thousand Four Hundred and Twenty-Three Yuan only). From July 1, 2022, the monthly property management fee is 26 yuan/m2/month, i.e. the total monthly management fee is 6409 yuan (in words: Six Thousand Four Hundred and Nine Yuan only). Water and electricity charges shall be collected separately according to the electricity meter and water meter. Property management fees shall be collected from the delivery date of the Leased Unit as agreed in this Agreement.

7.2 The property management company shall issue a payment notice to Party B on the first day of each month. After receiving the payment notice, Party B shall pay the property management fee of the current month and the related expenses such as water fee, electricity fee and air conditioning fee of last month before the fifth day of each month (if it is a holiday, it will be postponed to the first working day after the holiday). The property management company guarantees to provide formal invoices or related receipts to Party B after receiving monthly property management fees and other expenses.

7.3 During the lease term, the property management company has the right to adjust and collect the property management fee according to the relevant government documents. Each adjustment shall be notified to Party B in writing 30 days in advance, and Party B agrees to pay unconditionally according to the standards determined by the property management company.

Article 8 Decoration of the Leased Unit

8.1 If Party B needs to decorate, it shall provide Party A with a decoration plan (including but not limited to construction effect drawing, plan drawing, elevation drawing, project schedule, power supply load and line configuration drawing, etc.) before the decoration construction, and then enter the construction site with the written consent of Party A.

8.2 Party B shall not change the structure, purpose and appearance (facade) of the Leased Unit during renovation; Without the written consent of Party A, it is not allowed to make any changes to the water and electricity lines and fire-fighting facilities in the Leased Unit; Do not remove or change existing solidified devices and facilities; It is not allowed to rebuild or add other things to the Leased Unit without authorization; The legitimate rights and interests of other owners or users of the building where the unit is located shall not be damaged.

8.3 Party B must ensure the construction safety and quality during the decoration and renovation. Party B shall bear all personal injuries and property losses caused by the decoration and renovation (including signboards), and Party A shall not bear any responsibility. If Party A suffers losses, Party B shall compensate Party A for all economic losses.

8.4 Party B shall be responsible for handling the decoration application and acceptance (including fire protection and environmental protection) and other formalities, and shall bear all costs and responsibilities. Party B must pass the acceptance of the fire and environmental protection department before starting running.

Article 9 Rights and Obligations of Both Parties

9.1 Party A’s Rights and Obligations

9.1.1 Collect the rent from Party B according to the Agreement;

9.1.2 Provide Party B with the Leased Unit and equipment and facilities agreed in the Agreement;

9.1.3 Party A has the right to directly enter Party B’s Leased Unit for work due to reasons such as overhaul of public equipment and facilities, hygiene and cleanliness, operation and management, disaster relief, danger removal, safety maintenance and fire prevention overhaul; Party A has the obligation to inform Party B of foreseeable actions in advance, except for emergencies such as disaster relief and emergency rescue;

9.1.4 Party A has the right to sell the Leased Unit to a third party with a lease within the validity period of this Agreement;

9.1.5 Both Party A and Party B agree that if Party B is in arrears with rent or any other expenses, Party A or the property company has the right to directly take measures to cut off water and electricity to Party B, and Party B has no objection;

9.1.6 Both Party A and Party B agree that if Party B is in arrears with rent or any other fees or fails to perform its obligations under this Agreement, Party A or the property management company has the right to directly request Party B to pay rent, property management fees and other related expenses, and has the right to take relevant measures to request Party B to perform its obligations under this Agreement and Party B has no objection;

9.1.7 Party A has the independent autonomy to publicize and promote the overall image of the Leased Unit, and all the income generated by advertising belongs to Party A; Party A may quote the name of the brand operated by Party B or its trademark, graphics and logo for free during advertising and promotion activities, but Party A shall use them subject to the electronic or written version provided by Party B, and the exercise shall not damage the rights and interests of Party B;

9.1.8 Party A shall not be liable for compensation when any facilities in the building and Leased Unit operate abnormally due to circumstances beyond Party A’s control, including but not limited to the abnormal supply or interruption of water, electricity and air conditioning; Meanwhile, the provisions of this Agreement and Party B’s responsibility to pay rent and other fees will not be affected in any way;

9.1.9 During the Lease Term, Party A has the right to temporarily close the public areas (including squares) and public facilities (including but not limited to walkways, portals, windows, electric actuator, cables and wires, water pipes, elevators, escalators, fire protection, security equipment, air conditioning equipment, etc.) of the building where the Leased Unit is located, and change the overall structure and layout of the public areas of the Leased Unit.

9.2 Party B’s Rights and Obligations

9.2.1 Party B guarantees that it will use the Leased Unit properly according to the Agreement, be responsible for its own profits and losses and operate independently;

9.2.2 After being submitted to Party A for examination and approval, the Leased Unit shall be renovated at its own expense; The decoration of Leased Unit must abide by the codes, regulations and requirements on decoration formulated by Party A and the property company, and accept the supervision of Party A;

9.2.3 After the expiration of the lease term, if Party B needs to renew the agreement, it shall submit a written application to Party A three months before the expiration of the Agreement. After both parties reach an agreement on renewing the agreement, they shall renew the agreement 30 days before the expiration of the Agreement. Otherwise, Party B shall be deemed to have given up the priority to lease;

9.2.4 Party B shall pay rent, property management fee, water and electricity fee on time and in quantity, and pay relevant taxes and fees to the state and local government by itself. Party B shall guarantee legal operation during the lease term, and shall not be in arrears with employees’ wages; otherwise, all liabilities arising therefrom shall be borne by Party B itself;

9.2.5 During the lease term, Party B shall reasonably utilize, actively maintain, and repair the Leased Unit and the equipment and facilities in the Leased Unit to ensure the overall safety and normal operation of the Leased Unit, and all expenses arising from the repair and maintenance shall be borne by Party B;

9.2.6 Party B shall bear the fire safety responsibility of the Leased Unit. Party B shall not store or allow others to store inflammable, explosive, toxic and other dangerous goods in the Leased Unit. If a fire accident occurs in the Leased Unit, unless the national fire safety department proves that the cause of the accident has nothing to do with Party B, all its responsibilities shall be borne by Party B; In case of property and personnel casualties of Party A or others, Party B shall bear all compensation responsibilities;

9.2.7 Party B shall accept and cooperate with the unified management of Party A and the property management company, and abide by the property management regulations, codes and relevant unified charging standards of the Building;

9.2.8 During the lease term, Party B shall insure its own property and personnel in the Leased Unit and go through the insurance formalities by itself. Party B shall be responsible for the safety of personnel and property in the Leased Unit, and shall be responsible for the safety of ancillary facilities, personnel and articles in the Leased Unit. In case of loss or damage of articles, and injury or death of people in the Leased Unit, all the consequences and responsibilities shall be borne by Party B independently;

9.2.9 The procedures such as industrial and commercial procedures, and tax registration procedures, as well as the licenses such as fire protection license or other business license required by Party B shall be handled by Party B itself, and the expenses shall be borne by Party B. The consequences and responsibilities caused by incomplete procedures or licenses shall be borne by Party B itself;

9.2.10 Without the prior written consent of Party A, it is not allowed to use the name of Party A or the Building or the name of 「Xiangjiang Financial Center」 and its related trade names and trademarks for social activities, publicity, commodity packaging, printing, advertising, making badges, etc., but it does not include the use of 「Xiangjiang Financial Center」 as the address of its business or commodity packaging;

9.2.11 Party B shall not destroy, damage or smear any part of the Building, or any decorations in public areas, stairs, elevators and escalators, and shall not smear, deface, post advertisements around the Leased Unit, set up stalls, or do other acts that hinder the overall cleanliness. Party B shall promptly dispose of any packing, cartons, garbage or other obstacles of any kind or nature left or untreated in the public areas, so as not to affect the hygiene and cleanliness of the public areas;

9.2.12 Without Party A’s consent, Party B can only register one business entity in the Leased Unit. If Party B registers a business entity in the Leased Unit, Party B and the business entity registered by Party B guarantee that they shall jointly perform all obligations of this Agreement; If Party B needs to transfer Party B’s rights and obligations in this Agreement to the newly registered business entity, it shall issue copies of business license and tax registration certificate with official seal and issue a written notice to Party A on the establishment date of the newly registered business entity, and Party A, Party B and the newly registered business entity can sign the rights and obligations transfer agreement only on the premise that Party B and its guarantor guarantee to bear joint and several guarantee liabilities for Party B’s newly registered business entity to fulfill all obligations under this Agreement;

9.2.13 Accept and abide by the management rules and regulations of the Building.

Article 10 Property Equipment Maintenance and Repair

10.1 Party A shall ensure the safety of the Leased Unit and its internal facilities and meet the requirements of relevant laws, regulations or rules. Party A shall be responsible for the maintenance cost of natural damage or failure of facilities provided by Party A (except for lamps and thermostats in the Unit), and Party B shall be responsible for the maintenance and bear the expenses for the damage of equipment and facilities not caused by Party A.

10.2 Party B shall normally use and take good care of the facilities inside the Leased Unit to prevent abnormal damage. In the process of using the Leased Unit, Party B shall promptly notify Party A and take effective measures if the Leased Unit and the facilities that are used internally or installed by Party A hinder safe use, are damaged or broken during normal and reasonable use; Party A shall carry out maintenance within three working days from the date of receiving Party B’s notice, and the maintenance cost shall be borne by Party A; If Party A fails to repair in time or in case of emergency, Party B may repair it by itself, and Party B shall provide Party A with relevant bills arising from maintenance matters, and Party A shall bear the maintenance expenses after verification and confirmation by Party A.

10.3 If the Leased Unit and its internal facilities are damaged or fail due to improper or unreasonable use by Party B, Party B shall be responsible for timely maintenance or compensation. If Party B refuses to repair or compensate, Party A has the right to repair it on Party B’s behalf, and all relevant expenses such as the maintenance cost shall be borne by Party B.

Article 11 Sublease

11.1 During the lease term or renewal period, Party B can sublease or sublease part or all of the Leased Units to its affiliated enterprises only after providing relevant written certificates and obtaining the written consent of Party A, and go through the relevant procedures for changing sublease procedures according to the requirements of Party A, and all relevant expenses and taxes arising therefrom shall be borne by Party B. Meanwhile, Party B shall ensure that the third party uses the Unit according to the purpose, method and conditions agreed in this Agreement, and shall not harm the interests of Party A, otherwise it shall be deemed as Party B’s breach of contract, and Party B shall bear the liability for breach of contract. Any consequences, obligations and responsibilities caused by Party B providing the Unit for use to the third party shall be borne by Party B itself, and any losses caused to Party A therefrom shall be compensated by Party B.

11.2 Unless Party B obtains the written consent of Party A, Party B shall not lease the Leased Unit to others, or directly or indirectly sublease, lend or sublet any part of it, or provide mortgage guarantee for others. Otherwise, Party A shall have the right to terminate this Agreement and require Party B to bear the liability for breach of contract according to the standard of liability for breach of contract agreed in Article 15 of this Agreement.

Article 12 Right of Preemption

12.1 During the validity period of this Agreement, Party A has the right to sell part or all of the Leased Unit, and Party B shall unconditionally and without defense waive the right of preemption of the Leased Unit. Party A does not need to obtain Party B’s consent or notify Party B in advance to sell the Leased Unit, but Party A shall notify Party B of the sale in writing within seven days after the sale takes place.

12.2 If the Leased Unit is sold to others, Party A shall ensure that the transferee continues to perform the lease contract and this Agreement. If the ownership of this Unit changes during the lease term, it will not affect the validity of this Agreement, but Party A shall urge the transferee to confirm that Party B’s rights under this Agreement are not disturbed.

Article 13 Priority to Lease

13.1 During the lease term, Party B shall have the priority to lease the properties on the same floor of the Leased Unit (hereinafter referred to as the “Same-floor Properties”). If Party B intends to lease the Same-floor Properties, it may notify Party A in writing, and both parties shall sign the unit lease contract through negotiation.

13.2 After the expiration of the lease, if Party B needs to renew the agreement, it shall submit a written application to Party A three months before the expiration of the lease term. After both parties reach an agreement on renewing the agreement, they shall renew the agreement 30 days before the expiration of the lease term. Otherwise, Party B shall be deemed to have given up the priority to lease.

Article 14 Return of the Leased Unit

14.1 If the lease term expires or the Agreement is dissolved, all the equipment and decorations embedded by Party B in the Unit structure or wall shall not be removed if Party A requests to keep them, and Party A will not make any compensation. However, if Party A requests to clean and restore the Unit to the condition when Party A delivers it to Party B, Party B shall also perform this responsibility and be responsible for the relevant expenses.

14.2 If the Agreement is terminated or the lease expires, Party B shall move out of the Leased Unit within the time limit required by Party A, and complete the liquidation and handover procedures with Party A. Before moving out, it shall settle all the money owed to Party A and the property company, and complete the termination or change procedures with the administrative department for industry and commerce and the tax department; Otherwise, Party B shall pay Party A the site occupation fee according to the daily rent standard of the current month for each overdue day (the payment of the site occupation fee does not mean the extension of the lease relationship between both parties). If it is overdue for more than seven days, it shall be deemed that Party B abandons the ownership of all the articles left in the Leased Unit. Party A has the right to directly enter the Leased Unit to clean up and recover the Leased Unit. The lease security deposit paid by Party B will not be refunded, and Party A does not need to inform Party B and anyone else. Party B has no right to claim any expenses or losses from Party A, and all relevant responsibilities or losses shall be borne by Party B.

Article 15 Responsibility for Breach of Contract

15.1 If the Leased Unit is not provided to Party B for use within the specified time due to Party A’s reasons, and if it is still not delivered after more than 60 days, Party B has the right to terminate the Agreement and request Party A to return the lease security deposit. In addition to that, Party A has no other responsibilities.

15.2 If Party B terminates or cancels the Agreement without authorization, it shall notify Party A in writing 60 days in advance, and the lease security deposit paid by Party B will not be refunded. Party B shall settle all the money owed to Party A and the property company (including but not limited to rent, property management fees, utilities, etc.) on the day of termination of the agreement. If Party B fails to give a written notice in advance, Party A has the right to require Party B to pay liquidated damages to Party A based on the monthly rent of the current year and twice the remaining lease period agreed in the Agreement (in years, including the current year). The specific calculation is as follows: the total amount of liquidated damages = the monthly rent for the current year × the number of years remaining in the lease term (including the current year) × 2.

15.3 Party B shall accept the Leased Unit in strict accordance with the agreed time and go through the relevant acceptance procedures. Otherwise, not only Party B shall pay Party A one thousandth of the rent of the current month as penalty for every day of delay, but also Party A shall have the right to start calculating all expenses such as rent according to the agreed starting time.

15.4 If Party B fails to pay the rent, lease security deposit, property service fee, utilities and other expenses according to the time agreed in this agreement, it shall pay Party A or the property company one thousandth of the total amount of the overdue expenses as overdue penalty for each day.

15.5 In case of any of the following breach of contract by Party B, Party A has the right to unilaterally terminate or dissolve this Agreement at any time, and the lease security deposit paid by Party B will not be refunded by Party A, and Party B shall settle all the money owed to Party A and the property company (including but not limited to rent, property management fees, utilities, etc.) on the day of dissolution of the Agreement, and at the same time Party A has the right to require Party B to pay liquidated damages for two months.

15.5.1 Party B fails to accept the Leased Unit and go through the acceptance formalities after more than fifteen days (including fifteen days);

15.5.2 Party B fails to make corrections after being warned by Party A or the property management company three times because of violating the national regulations or the regulations of the property management company;

15.5.3 Party B maliciously defaults on any money such as rent, lease security deposit, property service fee, water and electricity fee, air conditioning fee, etc., and refuses to pay it after being asked for payment.

15.5.4 Party B terminates its business or provides a false business license due to incomplete business qualifications;

15.5.5 Party B subleases without the consent of Party A;

15.5.6 Party B engages in illegal activities in the leased premises, which damages the public interests or the interests of others;

15.5.7 Party B changes Party A’s facilities without authorization, rebuilds or adds or changes decoration without authorization, and does not accept Party A’s treatment;

15.5.8 Party B changes the use of the Leased Unit without the consent of Party A or uses the Leased Unit in violation of the Agreement;

15.5.9 The main structure of the Unit is damaged due to Party B’s reasons;

15.5.10 Party B engages in illegal activities in the Leased Unit;

15.5.11 Party B violates this Agreement and does not undertake maintenance responsibility or pay maintenance expenses;

15.5.12 Due to Party B’s reasons, the Leased Unit is sealed up or its business license is revoked due to court enforcement, or the Leased Unit cannot be used normally;

15.5.13 Party B uses the Leased Unit to conceal contraband, inflammable and explosive goods and other dangerous chemicals, or store any prohibited items such as weapons, ammunition and explosives, or engage in gambling or other illegal activities, including but not limited to selling fake and shoddy goods, endangering Party A or the public interest;

15.5.14 Serious damage to Party A’s interests or other breach of contract in the course of operation.

If Party A terminates this Agreement unilaterally according to the above circumstances, the lease contract and this Agreement shall be deemed terminated when the written termination letter of Party A is delivered to Party B, and Party B shall move out and return the Leased Unit according to the written notice of Party A.

15.6 Before Party B has fulfilled its obligations under the Agreement, Party A shall have the right to retain Party B’s articles. If Party B fails to fulfill its obligations within the specified time, Party A shall have the right to receive compensation from the retained articles first, without notifying Party B or anyone else. Party B confirms that the lien enjoyed by Party A based on this Agreement is legal and valid, which is the true intention of Party B.

15.7 If Party B breaks the contract, Party A can dissolve this Agreement in accordance with relevant provisions of this Agreement. In this case, Party A shall notify Party B in writing that this Agreement has been unilaterally dissolved, and the lease contract and this Agreement will be formally dissolved from the date when the written notice is delivered to Party B. Party B guarantees to return the Leased Unit to Party A when Party A notifies Party B that this Agreement has been dissolved.

Article 16 Exemption Clause

Party A and Party B agree that during the lease term, this Agreement shall be terminated under any of the following circumstances, and both parties shall not bear any responsibilities:

16.1 The land use right within the occupied area of the Leased Unit is recovered in advance according to law;

16.2 The Leased Unit is requisitioned according to law for social and public interests;

16.3 The Leased Unit is included in the scope of house demolition permit according to law due to the needs of urban construction;

16.4 The Leased Unit is damaged, lost or identified as a dangerous house;

16.5 In case of force majeure, such as earthquake, flood and other unforeseeable, unavoidable and insurmountable objective conditions, the Agreement can not be fulfilled or cannot be fulfilled on schedule;

16.6 Other cases as specified in laws and regulations.

Article 17 Guarantee

The guarantee Zhang Yanyue agrees to undertake joint and several guarantee liabilities for Party B’s obligations involved in this Agreement (including all obligations such as paying various fees of this Agreement to Party A or the property management company, and assuming liabilities for breach of contract). The guarantee period for the guarantee to undertake guarantee liabilities is from the effective date of this Agreement or the Guarantee Agreement until Party B performs all its obligations.

Article 18 Delivery

18.1 The written documents sent by Party A to Party B in accordance with this Agreement may be delivered by notifying Party B to sign for it on the spot or mailing it to Party B’s address. Party B guarantees the accuracy and authenticity of the address provided in this Agreement, and promptly notifies Party A and the property company in writing after the change of its address. Otherwise, no matter whether the letter is returned or not, Party A can determine that the letter (notice) has been delivered three days after sending the letter to postal or other express companies according to the address recorded in this Agreement. If the written letter sent by Party A is rejected by Party B, it shall be deemed to be accepted at the date of delivery three days later. In addition, Party B agrees that the notice sent by Party A to Party B’s e-mail address recorded in this Agreement shall be deemed as having been delivered.

18.2 Party B’s Correspondence Address: Room 303, Building 7, Nanshan Garden, No.118 Nanshan Street, Qianhai Road, Nanshan District, Shenzhen, Contact Number: 18665989188, Postal Code: 518000, and Email Address: joseph@lohas100.com; Correspondence Address of Party B’s Guarantee: Room 303, Building 7, Nanshan Garden, No.118 Nanshan Street, Qianhai Road, Nanshan District, Shenzhen, Contact Number: 18665989188, Postal Code: 518000, and Email Address: joseph@lohas100.com; Party B and its guarantee shall ensure that valid letters can be received at the above address and mailbox, otherwise any losses caused by the failure to receive letters or mails shall be borne by Party B and its guarantee.

Article 19 Confidentiality

All clauses of this Agreement and Party A’s operation plan and method in the future are confidential information. Party B shall not disclose it to a third party without the written consent of Party A, otherwise, Party A shall have the right to investigate all the responsibilities incurred by Party B.

Article 20 Application of Laws and Dispute Resolution

20.1 The lease contract and this Agreement signed by both parties shall be governed by the laws of the People’s Republic of China (excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan), and shall be interpreted according to the laws of the People’s Republic of China.

20.2 All disputes arising from the performance of the lease contract and this Agreement shall be settled through friendly negotiation; If negotiation fails, either party has the right to bring a lawsuit to the people’s court where the Leased Unit is located.

Article 21 Validity of the Agreement and Others

21.1 Party B confirms that while signing this Agreement, Party A has drawn Party B’s attention to the clauses exempting or limiting its responsibilities in a reasonable way, and Party A has explained the contents of these clauses to Party B in detail, and Party B signed this Agreement with Party A after fully reading and understanding the clauses.

21.2 This Agreement shall come into force after being signed and sealed by all parties and their authorized representatives as well as after Party B pays the lease security deposit to Party A. After this Agreement comes into effect, all previous oral and written commitments made by the parties concerning the Leased Unit shall be invalidated at the same time, and this Agreement shall prevail.

21.3 In case of any inconsistency between the lease contract and this Agreement, the Agreement shall prevail.

21.4 If there are any matters not covered in this Agreement, all parties shall negotiate and sign supplementary agreements, which have the same legal effect as the lease contract and this Agreement.

21.5 This Agreement is made in triplicate, with Party A holding two copies and Party B holding one copy.

21.6 If the above clauses are adjusted according to actual needs, other business agreements can be agreed here.

From August 10, 2020 to August 9, 2021, the amount of rent provided by Party A to Party B is the most favorable amount. If Party B violates the Agreement, which leads to the dissolution of this Agreement, Party B shall make a supplementary payment of the rent to Party A at the standard of 140 yuan/square meter on the day of dissolution of this Agreement. The specific calculation method is: the supplementary rent to be paid by Party B = the lease term actually performed by both parties (monthly)/the lease term under this Agreement (monthly) × 2 × 140 yuan/square meter × the total area of leased unit. If Party B fails to make up the payment within the above time limit, Party A has the right to require Party B to pay the overdue penalty at a daily rate of one thousandth.

21.7 Annexes to this Agreement are as follows:

Annex I: Schematic Diagram of the Location of Leased Unit (for general identification only)

Annex II: Delivery Standards of Leased Unit

Annex III: Confirmation of the Delivery of Unit

(No text below, for signature and seal only.)

Party A: (Seal) Shenzhen Xiangjiang Supply Chain Management Co., Ltd.	Party B: (Seal) Shenzhen Lohas Supply Chain Management Co., Ltd.
Authorized Representative: (Seal) Zengtai Zhai	Authorized Representative: (Seal) Yanyue Zhang
Address: Xiangjiang Financial Building, Block 03, Unit 19, Mawan, Shenzhen Hong Kong Cooperation Zone, Qianhai, Shenzhen	Address: Room 303, Building 7, Nanshan Garden, No.118 Nanshan Street, Qianhai Road, Nanshan District, Shenzhen
Tel.: 0755-88988888	Tel.: 18665989188

Guarantee (signature and seal): Signing Representative: Zhang Yanyue
Address: Room 303, Building 7, Nanshan Garden, No.118 Nanshan Street, Qianhai Road, Nanshan District, Shenzhen
Tel.: 18665989188

Date of Signing: August 10, 2020

Place of Signing: Qianhai, Shenzh